CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Statements and Experts", and to the use of our reports dated June 14, 2007, with respect to Dreyfus Intermediate Municipal Bond Fund, Inc. and January 16, 2007 with respect to Dreyfus Florida Intermediate Municipal Bond Fund, which are incorporated by reference in this Registration Statement on Form N-14 of Dreyfus Intermediate Municipal Bond Fund, Inc.

ERNST & YOUNG LLP

New York, New York
July 24, 2007